At A Glance
(unaudited)

Locations
36

ATMs
49

Total Assets
$3.2 Billion

Deposits
$2.8 Billion

Total Loans
$2.6 Billion

$2.7 Million
2Q 2023 Earnings

$6.1 Million
YTD2023 Earnings

120 and counting
Consecutive dividends paid

89
Years in Banking

NASDAQ Symbol: **FGBI**

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Member FDIC

Bank Officers

Chairman

Marshall T. Reynolds*

Executive Officers

Alton B. Lewis, Jr.*
President and CEO | Hammond

Eric J. Dosch*
Chief Financial Officer | Hammond

Senior Vice Presidents

Susan I. Andrews, *Director of Internal Audit*
Amanda W. Barnett, *General Counsel*
Katherine K. Campbell, *Controller*
Marty B. Cole
Mark J. Ducoing, *Chief Deposit Officer*
Glenn A. Duhon, Sr.
Ronnie R. Foshee, *Director of Lending Development*
Kevin J. Foster
Sam J. Gallo
Matthew P. Hudnall
Shirley Jones, *Deposit Operations Manager*
JoEllen K. Juhasz, *BSA Officer*
Mikki M. Kelley
Wendy B. Kinchen, *Chief Innovation and Implementation Officer*
William F. Leach, *Chief Information Officer*
Jordan M. Lewis, *Texas Area President*
Michael R. Mineer, *Mideastern Market President*
Jane A. Muehlbauer
Daniel W. Pack
Michael E. Parham
Christopher W. Parr
Coby L. Pennington, *Chief Information Security Officer*
Gregory P. Prudhomme
Craig E. Scelfo
Desiree B. Simmons, *Chief Administrative Officer*
Evan M. Singer, *Chief Mergers & Acquisitions Officer*
J. Richard Stark, *Operations*
Jason M. Turner
Randy S. Vicknair, *Chief Lending Officer*
Christy L. Wells
Matthew B. Wise, *Chief Credit Officer*

Vice Presidents

Mandi B. Aguillard
Joey Amadeo
Darryl P. Boudreaux
Cheryl Q. Brumfield
Christina M. Carter
Ammon L. Cooper
Louis J. Cusimano
Miranda M. Derveloy
Landa G. Domangue
Vikki W. Dupaquier
Denise D. Fletcher
Craig E. Hriblan
A. Shane Hughes
Diana L. Kinder
Michael D. Knighten
David Kvist
Mary T. Mayo
Terrie E. McCartney
Colton C. McDaniel
Lisa A. Musgrave
Jason D. Normand
Steven F. Osman
Scott B. Schilling
Amber L. Smith
Lisa K. Stoker
John A. Synco
Lauryn H. Waits

Assistant Vice Presidents

Josiah C. Blood
Susan M. Desoto
Michelle A. Dionne
Vanessa R. Drew
Cody J. Gil
Ludrick P. Hildago
Leslie A. Hinzman
Donna S. Hodges
Martin R. Holifield
Sarah E. Jenkins
Keith T. Klein
Laura L. Lacoste
Daniel L. Loe
Catherine E. Mathes
Nicole M. Mouton
Pamela R. Normand
Rahul R. Patel
Kristy L. Roberts
Areeb Rashid
Niekitsha S. Ridley
Chanyon O. Robinson
Donna D. Scamardo
Stacy J. Thompson

Officers

Calvin P. Ducote
Jeannette N. Ernst
Melanie T. Gottschalck
Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984

FIRST GUARANTY BANCSHARES, INC.
Post Office Box 2009
Hammond, Louisiana 70404-2009


FGB
FIRST GUARANTY BANK

2023

2nd Quarter Report


AMERICA'S
BEST
BANKS
2023
Newsweek

FIRST GUARANTY BANCSHARES, INC.

fgb.net | f in

A Message to Our Shareholders

Dear Shareholders,

Resilient: Springing back, rebounding. Returning to the original form for position after being bent, compressed or stretched. Recovering readily from illness, depression, adversity, or the like; buoyant. Random House Webster's Unabridged Dictionary Second Edition.

Another good word is strong. An even better word is tough. These are words that describe what First Guaranty has been during a six month period in which we have survived wound after wound, not of our own causing as we continue to deliver to our shareholders, customers, and our staff members extraordinary results.

The latest of these have been the FDIC deposit insurance adjustment which was $450,000 for the second quarter.

Enough crying over spilt milk. This is what we did to make it better. Our interest income for the second quarter of 2023 increased to $43,781,000 compared to $32,540,000 for the second quarter of 2022. For the six months ending June 30, 2023, our interest income totaled $85,068,000 compared to $63,019,000. Our interest expense stabilized at $22,868,000 for the quarter compared to $41,854,000 for the six month period ending June 30, 2023.

We have significantly increased our loan interest income to offset the increased cost of deposits which are set by the Federal Reserve. For the quarter, we made over $2,000,000 for our shareholders even after the FDIC assessment.

Basically, we have and will continue to make a lot of money for our shareholders. We are working very hard to control non-interest expense. We are working very hard to expand our interest margin. Our lenders have done a great job working to increase the rates we receive for our loans.

Let's keep moving forward. Let's be resilient. Let's be TOUGH.

Thank you for your attention.



Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2023	June 30, 2022
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$145,773	$120,164
Federal funds sold	455	234
Cash and cash equivalents	146,228	120,398
Investment securities:		
Available for sale, at fair value	80,153	131,091
Held to maturity, at cost and net of allowance for credit losses of $100 and $0 (estimated fair value of $250,008 and $264,310 respectively)	320,523	319,731
Investment securities	400,676	450,822
Federal Home Loan Bank stock, at cost	7,901	1,476
Loans held for sale	-	-
Loans, net of unearned income	2,590,666	2,295,738
Less: allowance for credit losses	31,861	23,583
Net loans	2,558,805	2,272,155
Premises and equipment, net	60,849	58,394
Goodwill	12,900	12,900
Intangible assets, net	4,583	5,313
Other real estate, net	1,273	1,634
Accrued interest receivable	15,099	12,359
Other assets	27,732	23,905
Total Assets	$3,236,046	$2,959,356
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	466,172	560,624
Interest-bearing demand	1,448,492	1,340,412
Savings	222,296	221,708
Time	630,459	537,317
Total deposits	2,767,419	2,660,061
Short-term advances from Federal Home Loan Bank	30,000	-
Short-term borrowings	20,000	20,000
Repurchase agreements	7,409	6,361
Accrued interest payable	6,996	3,138
Long-term advances from Federal Home Loan Bank	120,000	-
Senior long-term debt	20,305	23,549
Junior subordinated debentures	15,000	15,000
Other liabilities	10,060	4,711
Total Liabilities	2,997,189	2,732,820
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value		
100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock - $1 par value		
100,600,000 shares authorized; 11,431,083 and 10,716,796 shares issued and outstanding	11,431	10,717
Surplus	139,379	130,093
Retained earnings	69,887	67,769
Accumulated other comprehensive (loss) income	(14,898)	(15,101)
Total Shareholders' Equity	238,857	226,536
Total Liabilities & Shareholders' Equity	$3,236,046	$2,959,356

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Three-Months Ended June 30, 2023	Three-Months Ended June 30, 2022
	(unaudited)	
Interest Income:		
Loans (including fees)	$40,290	$29,999
Deposits with other banks	1,071	261
Securities (including FHLB stock)	2,420	2,280
Total Interest Income	43,781	32,540
Interest Expense:		
Demand deposits	15,036	2,884
Savings deposits	838	101
Time deposits	5,224	2,540
Borrowings	1,770	705
Total Interest Expense	22,868	6,230
Net Interest Income	20,913	26,310
Less: Provision for credit losses	548	757
Net Interest Income after Provision for Credit Losses	20,365	25,553
Noninterest Income:		
Service charges, commissions and fees	818	773
ATM and debit card fees	828	904
Net gains (losses) on securities	-	-
Net gains on sale of loans	-	90
Other	1,166	760
Total Noninterest Income	2,812	2,527
Total Business Revenue, Net of Provision for Loan Losses	23,177	28,080
Noninterest Expense:		
Salaries and employee benefits	9,932	9,085
Occupancy and equipment expense	2,219	2,252
Other	7,584	6,482
Total Noninterest Expense	19,735	17,819
Income Before Income Taxes	3,442	10,261
Less: Provision for income taxes	766	2,137
Net Income	2,676	8,124
Less: Preferred stock dividends	582	582
Income Available to Common Shareholders	$2,094	$7,542
Per Common Share:		
Earnings	$0.19	$0.70
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	10,913,029	10,716,796
Return on Average Assets	0.34%	1.11%
Return on Average Common Equity	4.19%	15.73%

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Six-Months Ended June 30, 2023	Six-Months Ended June 30, 2022
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 78,439	$ 58,037
Deposits with other banks	1,822	363
Securities (including FHLB stock)	4,807	4,619
Total Interest Income	85,068	63,019
Interest Expense:		
Demand deposits	28,085	5,160
Savings deposits	1,417	162
Time deposits	8,800	5,295
Borrowings	3,552	1,109
Total Interest Expense	41,854	11,726
Net Interest Income	43,214	51,293
Less: Provision for credit losses	862	1,389
Net Interest Income after Provision for Credit Losses	42,352	49,904
Noninterest Income:		
Service charges, commissions and fees	1,603	1,550
ATM and debit card fees	1,653	1,727
Net gains (losses) on securities	-	(17)
Net gains on sale of loans	12	89
Other	2,248	1,140
Total Noninterest Income	5,516	4,489
Total Business Revenue, Net of Provision for Loan Losses	47,868	54,393
Noninterest Expense:		
Salaries and employee benefits	19,936	18,065
Occupancy and equipment expense	4,421	4,453
Other	15,544	12,052
Total Noninterest Expense	39,901	34,570
Income Before Income Taxes	7,967	19,823
Less: Provision for income taxes	1,823	4,114
Net Income	6,144	15,709
Less: Preferred stock dividends	1,164	1,164
Income Available to Common Shareholders	$4,980	$14,545
Per Common Share:		
Earnings	$0.46	$1.36
Cash dividends paid	$0.32	$0.32
Book Value Per Common Share[1]	$18.00	$18.05
Weighted Average Common Shares Outstanding	10,815,454	10,716,796
Return on Average Assets	0.39%	1.08%
Return on Average Common Equity	4.99%	15.37%